SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 26, 2007

Great Plains Ethanol, LLC

(Exact name of registrant as specified in its charter)

South Dakota	0-49779	46-0459188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27716 462nd Ave.
Chancellor, South Dakota		57015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 647-0040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On April 26, 2007, the registrant, Great Plains Ethanol, LLC, completed under South Dakota law a change in the use of its name. Great Plains Ethanol, LLC will now be doing business as POET Biorefining—Chancellor. The registrant’s legal name under its Articles of Organization, however, will remain as Great Plains Ethanol, LLC. The registrant’s website is now accessed at www.poetenergy.com.

In addition, due to a recent name change of Broin Companies, LLC (“Broin”) to POET, LLC, and a corresponding change in the name of the Broin-related companies, the registrant’s existing contractual arrangements and agreements for plant development, operations and marketing are now with newly named entities containing POET. All of the newly named POET-related entities are the same Broin-related entities that existed prior to the Broin to POET name change. The following is a list of the agreements or arrangements and the names of the newly named POET-related entities by which the registrant is now bound:

1.                       Design Build Agreement–with POET Design and Construction, Inc. (formerly known as Broin and Associates, Inc.)

2.                       Plant Management—with POET Plant Management, LLC (formerly known as Broin Management, LLC)

3.                       Ethanol Marketing & Service Agreement—with Ethanol Products, LLC (d/b/a POET Ethanol Products)

4.                       DDGS Marketing Agreement—with POET Nutrition, Inc. (formerly known as Dakota Gold Marketing, Inc.)

5.                       Technology and Patents Rights License Agreement—with POET Research, Inc. (formerly known as Broin Research, Inc.)

6.                       Corn and Natural Gas Price Risk Management Agreement—with POET Plant Management, LLC (formerly known as Broin Management, LLC)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ETHANOL, LLC

Dated: April 27, 2007	By:	/s/ Rick Serie
Rick Serie, Chief Executive Officer